UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2021

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number

1-32853	DUKE ENERGY CORPORATION	20-2777218
(a Delaware corporation)
550 South Tryon Street
Charlotte, North Carolina 28202-1803
704-382-3853

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Duke Energy	Common Stock, $0.001 par value	DUK	New York Stock Exchange LLC
Duke Energy	5.125% Junior Subordinated Debentures	DUKH	New York Stock Exchange LLC
due January 15, 2073
Duke Energy	5.625% Junior Subordinated Debentures	DUKB	New York Stock Exchange LLC
due September 15, 2078
Duke Energy	Depositary Shares	DUK PR A	New York Stock Exchange LLC
each representing a 1/1,000th interest in a share of 5.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 22, 2021, Duke Energy Business Services, LLC, a subsidiary of Duke Energy Corporation, entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Douglas F Esamann, who retired as Executive Vice President, Energy Solutions and President, Midwest/Florida Regions and Natural Gas Business effective August 1, 2021. The Consulting Agreement provides a $10,000 monthly retainer through March 31, 2022 in consideration of up to 30 hours of consulting services per month.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Consulting Agreement between Douglas F Esamann and Duke Energy Business Services, LLC dated September 22, 2021
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION
/s/ DAVID S. MALTZ
David S. Maltz
Vice President, Legal, Chief Governance Officer and Assistant Corporate Secretary
Dated: September 27, 2021